EXHIBIT 99.4
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

                                 PROXYMED, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997

                                                                                                      PRO FORMA
                                                                                                     ADJUSTMENTS
                                  PROXYMED, INC.   CLINICAL MICRO-   HAYES COMPUTER                  -------------    PRO FORMA
                                       (a)        SYSTEMS, INC. (b)  SYSTEMS, INC.(c)     TOTAL       #  DR. (CR.)    COMBINED
                                  -------------   -----------------  ---------------  -----------    -------------  ------------

Net sales                          $ 3,769,889          255,124        2,720,389        6,745,402                   $  6,745,402
                                   -----------       ----------      -----------      -----------                   ------------
Costs and expenses:
    Cost of sales                    2,447,270           77,283        1,728,963        4,253,516                      4,253,516
    Selling, general and
      administrative expenses        4,811,987          225,768        1,242,649        6,280,404    (1)   10,393      6,269,989
                                                                                                     (3)  (20,808)
                                   -----------       ----------      -----------      -----------                   ------------
                                     7,259,257          303,051        2,971,612       10,533,920                     10,523,505
                                   -----------       ----------      -----------      -----------                   ------------

      Operating income (loss)       (3,489,368)         (47,927)        (251,223)      (3,788,518)                    (3,778,103)

Other income(expense):
    Gain on sale of assets                   0                0                0                0                              0
    Interest, net                      172,362             (154)         (58,390)         113,818    (2)    4,363        109,455
                                   -----------       ----------      -----------      -----------                   ------------

      Income (loss) before
        income tax benefit          (3,317,006)         (48,080)        (309,613)      (3,674,700)                    (3,668,648)

Income tax benefit                           0                0          138,350          138,350    (4)  138,350              0
                                   -----------       ----------      -----------      -----------                   ------------

      Net income (loss)             (3,317,006)         (48,081)        (171,263)      (3,536,350)                    (3,668,648)

Dividends on cumulative
    preferred stock                          0                0                0                0                              0
                                   -----------       ----------      -----------      -----------                   ------------
      Net income (loss)
       applicable to common
       shareholders                ($3,317,006)         (48,081)        (171,263)      (3,536,350)                  ($ 3,668,648)
                                   ===========       ==========      ===========      ===========                   ============
Weighted average common
  shares outstanding                 9,886,040                                                                        10,196,562(d)
                                   ===========                                                                      ============

Net income (loss) per share
  of common stock                  ($     0.34)                                                                     ($      0.36)
                                   ===========                                                                      ============

----------
(1) To record amortization of goodwill related to the acquisition of Clinical MicroSystems, Inc.
(2) To record interest expense on debt issued for the acquisition of Clinical MicroSystems, Inc.
(3) To record reduction of depreciation expense upon allocation of purchase price to the non-current assets acquired in the acquisition of Hayes Computer Systems, Inc.
(4) To eliminate income tax benefit of Hayes Computer Systems, Inc. due to ProxyMed's net operating loss carryforwards.

(a) This column is derived from the unaudited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the six months ended June 30, 1997.
(b) This column is derived from the unaudited financial statements of Clinical MicroSystems, Inc. for the period January 1, 1997 to its acquisition on March 14, 1997. The acquisition of Clinical MicroSystems, Inc. was reported under Form 8-K dated March 14,1997.
(c) This column is derived from the unaudited financial statements of Hayes Computer Systems, Inc. for the 4 months ended April 30, 1997, after considering the effects of adjustments made in the preparation of the audited financial statements for the 10 months ended January 31, 1997.
(d) Pro Forma weighted average shares includes 125,786 and 388,215 shares issued in the acquisitions of Clinical MicroSystems, Inc. and Hayes Computer Systems, Inc., respectively.

Note - Pursuant to Rule 11-02(b)(5), the pro forma income statement presented above excludes the non-recurring effect of the write-offs of purchased in-process research and development costs which are directly attributable to the acquisitions of Clinical MicroSystems, Inc. and Hayes Computer Systems, Inc. Such write-offs, in the amount of $8,632,654, were charged to the operations of ProxyMed, Inc. in the six month period ended June 30, 1997. The income tax benefit resulting from these write-offs is estimated to be approximately $3,237,000. Based on the weight of available evidence, a valuation allowance in the amount of $3,237,000 has been recorded concurrently.
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